Exhibit 99.1

LogMeIn Completes Merger with Citrix’s GoTo Business

BOSTON, February 1, 2017 – LogMeIn, Inc. (NASDAQ:LOGM) announced the completion of its previously disclosed merger with Citrix Systems, Inc.’s (NASDAQ:CTXS) GetGo, Inc. subsidiary, a wholly owned subsidiary consisting of Citrix’s GoTo family of service offerings. The merger officially closed after market hours on January 31, 2017. Effected through a Reverse Morris Trust transaction, the merger brings together two of the preeminent players in cloud connectivity to instantly create one of the world’s top 10 public SaaS companies1, and a market leader with the scale, resources and world-class talent required to accelerate innovation and significantly expand its total addressable market opportunity.

“Between LogMeIn and GoTo we have two of the best known, most trusted and reliable product portfolios in cloud connectivity, and both companies have been remarkable success stories,” said Bill Wagner, president and CEO of LogMeIn. “Today we start an exciting new chapter together as a clear leader that has the scale, innovation and vision to reset customer, employee and shareholder expectations, while redefining our core markets.”

Fourth quarter and fiscal year 2016 call; Combined outlook for 2017

As previously announced, LogMeIn will report its fourth quarter and fiscal year 2016 financial results for the period ended December 31, 2016 following the close of market on Tuesday, February 28, 2017. On that day, management will hold a conference call and webcast at 5:00 p.m. ET to review and discuss the Company’s results for the fourth quarter and fiscal year. During this call, the Company expects to also provide preliminary guidance for the first quarter and full fiscal year of 2017.

Information on the conference call can be found via a previous press release, as well as on LogMeIn’s investor relations site.

Previous information and details regarding the merger

Information on the merger can be found on LogMeIn’s corporate website, as well as in a special merger section of its investor relations site.

About LogMeIn

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, Europe, Asia and Australia.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to,

[1]	Based on 2016 proforma revenue and in comparison to the annual revenue of other publicly traded SaaS companies statements regarding the LogMeIn’s position as a market leader, acceleration of innovation and expansion of total addressable market opportunity. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the LogMeIn’s control. LogMeIn’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (1) failure to realize the estimated synergies or growth anticipated as a result of the transactions or that such benefits may take longer to realize than expected, (2) risks related to unanticipated costs of integration of GetGo by LogMeIn, (3) the effect of the consummation of the transactions on the ability of LogMeIn to retain and hire key personnel and maintain relationships with key business partners and customers, and on LogMeIn’s operating results and businesses generally, (4) adverse trends in economic conditions generally or in the industries in which the LogMeIn operates, (5) adverse changes to, or interruptions in, relationships with third parties unrelated to the merger, (6) LogMeIn’s ability to compete effectively and successfully and to add new products and services, (7) LogMeIn’s ability to successfully manage and integrate acquisitions, (8) the ability to attract new customers and retain existing customers in the manner anticipated, (9) unanticipated changes relating to competitive factors in the LogMeIn’s industries, and (10) any business interruptions in connection with the LogMeIn’s technology systems. Discussions of additional risks and uncertainties are contained in LogMeIn’s filings with the U.S. Securities and Exchange Commission (the “SEC”). LogMeIn is under no obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Contacts:

Investors

Rob Bradley

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

781-897-0696

Press@LogMeIn.com

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